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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                       ______________________________

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of Earliest Event Reported):

                             September 18, 1997
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Commission File Number 0-18655
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                           THE FAILURE GROUP, INC.
                           -----------------------
           (Exact name of registrant as specified in its charter)


             DELAWARE                                       77-0218904
             --------                                       ----------
   (State or other jurisdiction                (I.R.S. Employer Identification
       of incorporation)                                    Number)


149 COMMONWEALTH DRIVE, MENLO PARK, CALIFORNIA                   94025
----------------------------------------------                   -----
    (Address of principal executive office)                    (Zip Code)


Registrant's telephone number, including area code      (650) 326-9400
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On September 18, 1997, the Company sold PLG, Inc. ("PLG"), a wholly-owned subsidiary of The Failure Group, Inc. (the "Registrant") to EQE International, Inc. ("EQE"). Subject to certain post-closing adjustments, EQE paid approximately $2.0 million in principle plus interest calculated at a rate of 10% per annum. These payments will be made in quarterly installments over a period of 18 months through March 18, 1999, with unamortized principal of approximately $1.0 million due and payable with the final quarterly payment. In addition, the Registrant has retained approximately $1.1 million in cash on the books of PLG. The sale of PLG has resulted in a gain over net book value of approximately $600,000, subject to certain post-closing adjustments.

     PLG is a firm that provides engineering and management consulting services relating to reliability, maintenance, and operational performance assessment. PLG, which has increasingly focused on providing services to governmental agencies, is a leader in analyzing the risks associated with nuclear power plants. For the year-to-date period (though August), PLG was operating near break-even with an annualized revenue run rate of approximately $5 million.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired.
         -----------------------------------------

          Not applicable.

     (b) Pro Forma Financial Information.
         -------------------------------

          It is impracticable for the Registrant to provide the required pro forma financial statements for the business disposed at the time of filing of this report, but the Registrant will file such required financial statements by amendment as soon as practicable, but not later than 60 days after this report must be filed.

     (c)  Exhibits.
          --------

 2.1 (1)  Stock Purchase Agreement dated September 18, 1997 entered into among The Failure Group, Inc. and EQE International, Inc.
27.1*     Financial Data Schedule
--------------------
 *  To be filed by amendment.
(1) Certain schedules delivered in connection with this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to supplementally furnish to the Commission, upon request, a copy of any such schedules.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THE FAILURE GROUP, INC.
                                    -----------------------
                                          Registrant


Date:  October 3, 1997              /s/ Michael R. Gaulke
                                    ---------------------
                                    Michael R. Gaulke
                                    President and CEO

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                               INDEX TO EXHIBITS
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Exhibit
Number                            Description of Document
--------                          -----------------------
 2.1 (1) Stock Purchase Agreement dated September 18, 1997 entered into among The Failure Group, Inc. and EQE International, Inc.
27.1*     Financial Data Schedule
--------------------
 *  To be filed by amendment.
(1) Certain schedules delivered in connection with this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to supplementally furnish to the Commission, upon request, a copy of any such schedules.

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